CONSENT OF COUNSEL


July 30, 2004



National City Investment Management Company
1900 East Ninth Street
Cleveland, Ohio  44114

         Re:      Armada Ohio Tax Exempt Bond Fund
                  Armada Ohio Municipal Money Market Fund
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Gentlemen:

         We hereby consent to the use of our name and the reference of our firm in Post-Effective Amendment No. 71 to the Registration Statement on Form N-1A of Armada Ohio Intermediate Tax Exempt Bond Fund and Armada Ohio Municipal Money Market Fund and the related Statement of Additional Information. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                            Very truly yours,


                                            /s/ Squire, Sanders & Dempsey L.L.P.
                                            ------------------------------------
                                            Squire, Sanders & Dempsey L.L.P.